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                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS

             We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Employee Stock Incentive Plan of BMC Software, Inc. of our report dated October 21, 1998, with respect to the consolidated financial statements of Boole & Babbage, Inc., included in the BMC Software, Inc. Annual Report on Form 10-K for the year ended March 31, 2000 (which financial statements are not presented separately therein), filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young LLP




San Jose, California
August 21, 2000